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                                                                    EXHIBIT 23.2

            [LETTERHEAD OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 12, 2001, accompanying the consolidated financial statements of Colony Bankcorp, Inc. and subsidiaries, which report is included in the Form 10-K of Colony Bankcorp, Inc. for the period ended December 31, 2001. We consent to incorporation by reference of that report and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4 of Colony Bankcorp, Inc.

                                MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP


                                By:  /s/ Ray C. Pearson
                                    -----------------------------------------
                                     RAY C. PEARSON

Macon, Georgia
December 27, 2001